Joseph LaCome

Attorney at Law

1 East Washington St.   Suite 500

Phoenix, AZ  85004

Ph. 415-847-1944

3/29/2017

Sun Kui

President, Chief Accounting Officer, and Chief Executive Officer

Shemn Corp. Inc.

Baiyun District, Fuli Taiyuan A9, 904

Guangzhou, China, 510165

               Re: Shemn Corp., Inc. Form S-1 Registration Statement

Mr. Kui:

               I refer to the above-captioned registration statement on Form S-1 ("Registration Statement") under the Securities Act of 1933, as amended (“Act"), filed by Shemn Corp. a Nevada Corporation ("Company"), with the Securities and Exchange Commission.  The Registration Statement related to the offering of 2,030,000 shares of the Company's stock ("Common Stock"). Such shares are to be issued under the Registration Statement and the relating prospectus to be filed with the Commission.  The details of the offering are described in the Registration Statement on Form S-1.

               I have examined the copies of such records of the Company, certificates of officers of the Company, as a basis for the opinion hereinafter expressed.  In such  examination,  I  have  assumed  the  genuineness  of all  signatures,  the authenticity of all documents submitted to me as certified copies or photocopies and the authenticity of the originals of such documents. Based on my examination mentioned above, I am of the opinion that 2,030,,000 shares of common stock to be offered and sold are duly authorized shares of common stock will, when sold, be legally issued, fully paid and non-assessable.

               This opinion letter is limited to the application of the laws of the State of Arizona and the federal laws of the United States, and we express no opinion as to the laws of any other jurisdictions.  My opinions, and statements expressed herein are limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein.

               I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to my firm under "Interest of Named Experts and Counsel" in the Registration Statement.

               Sincerely,

/s/ Joseph LaCome

Joseph LaCome

Attorney at Law